UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2012

Athersys, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio		44115-2634
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2012, Athersys, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and the purchasers party thereto (each a “Purchaser” and collectively, the “Purchasers”) pursuant to which the Company agreed to issue to the Purchasers in a private placement 4,347,827 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to 4,347,827 shares of Common Stock (the “Warrant Shares,” and together with the Shares and the Warrants, the “Securities”), for an aggregate purchase price of approximately $9.0 million (the “Offering”). The total purchase price for one share of Common Stock and a Warrant to purchase one share of Common Stock is $2.07. A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 14, 2012, the Offering closed and the Company issued and sold the Securities to the Purchasers and received the aggregate purchase price.

Each Warrant has an initial exercise price of $2.07 per Warrant Share. The Warrants are exercisable immediately and expire five years from the date of issuance. The exercise price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment for stock splits, stock dividends, recapitalization or otherwise of the Common Stock. In addition, upon the occurrence of certain “fundamental transactions,” such as a merger or consolidation of the Company into another entity or a sale of all or substantially all of the Company’s assets in a single transaction or a series of transactions, the holders of the Warrants, at their option, will be entitled to receive in cash an amount equal to the “Black Scholes value” of the Warrants as of the date of such “fundamental transaction” as determined in accordance with the terms of the Warrants. Furthermore, the Warrants contain a blocker provision that prevents a holder from exercising the Warrants to the extent that such exercise would result in the holder beneficially owning greater than 4.999% of the Company’s outstanding Common Stock immediately after giving effect to the exercise. The 4.999% blocker provision may be waived by a holder by providing the Company with 61 days’ prior notice of its election, in which case the blocker provision will increase to a percentage not in excess of 9.999% and will be applicable to that holder only. A copy of the form of Warrant is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of March 9, 2012, by and among the Company and the Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission within 45 days of closing the Offering (the “Filing Deadline”) to register the resale of the Securities by the Purchasers. In the event the Company does not file the Registration Statement on or before the Filing Deadline, the Company will be required to pay liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each Purchaser, and an additional 1.0% of the aggregate amount invested by each Investor for each 30-day period (or pro rata portion) thereafter until the Registration Statement is filed. In addition, the Registration Rights Agreement requires the Company to pay customary liquidated damages for its failure to satisfy specified effectiveness time periods, subject to certain exceptions. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The above descriptions of the Purchase Agreement, the Warrants and the Registration Rights Agreement are qualified in their entirety by reference to Exhibits 10.1, 4.1 and 10.2 attached hereto, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Securities were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended, provided by Section 4(2) thereof and Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement, dated as of March 9, 2012, by and between Athersys, Inc. and each purchaser identified on the signature pages thereto

10.2	Registration Rights Agreement, dated as of March 9, 2012, by and between Athersys, Inc. and the signatories thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

Date: March 15, 2012	By:	/s/ Laura K. Campbell
		Name:	Laura K. Campbell
		Title:	Vice President of Finance

Exhibit Index

Exhibit Number	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement, dated as of March 9, 2012, by and between Athersys, Inc. and each purchaser identified on the signature pages thereto

10.2	Registration Rights Agreement, dated as of March 9, 2012, by and between Athersys, Inc. and the signatories thereto